UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2004

SPX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-6498 (Commission File Number)	38-1016240 (I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

Item 12. Results of Operations and Financial Condition.

On April 30, 2004, we issued a press release attached as Exhibit 99.1 hereto and incorporated herein by reference.

The press release incorporated by reference into this Item 12 contains disclosure regarding free cash flow, which is defined as cash flows from operating activities less capital expenditures. Our management believes that free cash flow can be a useful financial measure for investors in evaluating the cash flow performance of multi-industrial companies, since it provides insight into the amount of cash available to fund such things as debt reduction and acquisitions or other strategic investments. In addition, free cash flow is one of the factors used by our management in internal evaluations of the overall performance of our business. Free cash flow, however, is not a measure of financial performance under GAAP, should not be considered a substitute for cash flows from operating activities as determined in accordance with GAAP as a measure of liquidity, and may not be comparable to similarly titled measures reported by other companies. In addition, free cash flow is not a direct measure of cash flow available for discretionary spending, since non-discretionary expenditures, such as debt service, are not deducted from free cash flow. The information in this Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: April 30, 2004	By:	/s/ Patrick J. O’Leary

Patrick J. O’Leary Vice President Finance, Treasurer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued April 30, 2004, furnished solely pursuant to Item 12 of Form 8-K.

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